Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                                  Balance Sheet
                                 March 31, 2004
                           ---------------------------
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                       $   6,556
    Receivables:
      Customers                                                       154,725
      Associated companies                                            310,875
      Other                                                             5,226
    Notes receivable from associated companies                           -
    Material and supplies                                               1,693
    Prepayments and other                                              29,526
                                                                     --------
                                                                      508,601
                                                                     --------
PROPERTY, PLANT AND EQUIPMENT:
    In service                                                         17,510
    Less: Accumulated provision for depreciation                        5,197
                                                                     --------
                                                                       12,313
    Construction work in progress                                         426
                                                                     --------
                                                                       12,739
                                                                     --------

INVESTMENTS:
    Other                                                              92,315
                                                                     --------
                                                                       92,315
                                                                     --------

DEFERRED CHARGES:
    Goodwill                                                           26,067
    Other                                                             155,134
                                                                     --------
                                                                      181,201
                                                                     --------

         TOTAL ASSETS                                               $ 794,856
                                                                     ========



LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Notes payable to associated companies                           $ 456,742
    Accounts payable
      Other                                                            99,178
      Associated companies                                            211,336
    Accrued taxes                                                      20,476
    Accrued interest                                                     -
    Other                                                              15,186
                                                                     --------
                                                                      802,918
                                                                     --------

CAPITALIZATION:
    Common stockholders' equity                                       (27,062)
    Long-term debt                                                       -
                                                                     --------
                                                                      (27,062)
                                                                     --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                                    -
    Accumulated deferred investment tax credits                          -
    Other postretirement benefits                                      13,384
    Other                                                               5,616
                                                                     --------
                                                                       19,000
                                                                     --------

         TOTAL LIABILITIES & CAPITALIZATION                         $ 794,856
                                                                     ========

                                                                    Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                               Statement of Income
                           ---------------------------
                                   (Unaudited)


                                                               Three Months
                                                                  Ended
                                                               March 31,2004
                                                               -------------


REVENUES                                                        $1,463,943

EXPENSES:

    Fuel, purchased power and gas                                1,352,734
    Other operating expenses                                        78,524
    Provision for depreciation
       and amortization                                                771
    General taxes                                                    2,152
                                                                 ---------
         Total expenses                                          1,434,181
                                                                 ---------

EQUITY IN SUBSIDIARY EARNINGS                                       24,713
                                                                 ---------

INCOME BEFORE INTEREST
  & INCOME TAXES                                                    54,475

NET INTEREST CHARGES:

    Interest expenses                                                1,832
    Capitalized interest                                                (1)
                                                                 ---------
         Net interest charges                                        1,831
                                                                 ---------

INCOME TAXES                                                        11,360
                                                                 ---------

NET INCOME                                                      $   41,284
                                                                 =========